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                                                                   EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of (a) our report dated February 3, 1997, with respect to the financial statements at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 and schedule as of December 31, 1996 of Security Capital Atlantic Incorporated ("ATLANTIC"), (b) our report dated April 26, 1996 with respect to the combined Historical Summary of Gross Income and Direct Operating Expenses of the Group C Communities of ATLANTIC, (c) our report dated August 13, 1996 with respect to the combined Historical Summary of Gross Income and Direct Operating Expenses of the Group D Communities of ATLANTIC and (d) our report dated January 31, 1997 with respect to the combined Historical Summary of Gross Income and Direct Operating Expenses of the Group E Communities of ATLANTIC, all of which are included in Amendment No. 3 on Form S-11 to the Registration Statement on Form S-4 (No. 333-26263) of Security Capital Group Incorporated and the related Proxy of ATLANTIC.

We also consent to the use of our report dated February 3, 1997 with respect to the financial statements at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 of ATLANTIC, which is included in Amendment No. 3 on Form S-11 to the Registration Statement on Form S-4 (No. 333-26263) and the related Prospectus of Security Capital Group Incorporated that is made a part of the Proxy of ATLANTIC.

                                          Ernst & Young LLP

Dallas, Texas

August 1, 1997